EXHIBIT 32.02

                          Section 1350 Certification

In connection with this quarterley report of Futures Portfolio Fund Limited Partnership (the "Company") on Form 10-Q for the three months ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (this "Report"), I, Barbara Rittenhouse, Comptroller and Principal Financial Officer of the General Partner of the Company certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

1. This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 13, 2005



Futures Portfolio Fund Limited Partnership
By:     Steben & Company, Inc.
        General Partner



By:  /s/ Barbara Rittenhouse
     --------------------------------------------
     Barbara Rittenhouse
     Comptroller (Principal Financial Officer) of
     The General Partner






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